As filed with the Securities and Exchange Commission on April 25, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

AVIGEN, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	13-3647113
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

________________________

1301 Harbor Bay Parkway
Alameda, California 94502
(510) 748-7150
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________________

KENNETH CHAHINE, PH.D., J.D.
President and Chief Executive Officer
Avigen, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
(510) 748-7150
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________

Copies to:

BRETT D. WHITE, ESQ.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement
________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-47680
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.001 per share	$ 5,286,452	$ 565.65
___________________

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $5,286,452.

(2)	The proposed maximum aggregate offering price per share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder. The Registrant previously registered shares of its Common Stock having a proposed maximum aggregate offering price of $120,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-47680), which was declared effective by the Securities and Exchange Commission on October 30, 2000, and for which a fee of $31,680.00 was paid. Of these shares, the Registrant sold 1,658,329 shares of its Common Stock at an aggregate offering price of $62,187,338 pursuant to a Prospectus Supplement dated November 1, 2000, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act and 694,441 shares of its Common Stock at an aggregate offering price of $31,380,052.69 pursuant to a Prospectus Supplement dated November 14, 2000, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional shares of Common Stock, par value $.001 per share, of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

     The Registrant hereby incorporates by reference into this registration statement in its entirety the Registration Statement on Form S-3 (File No. 333-47680), which was declared effective by the Securities and Exchange Commission on October 30, 2000, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

EXPERTS

     The financial statements of Avigen, Inc., management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avigen, Inc., all included in its Annual Report (Form 10-K) for the year ended December 31, 2006,  and incorporated by reference incorporated by reference in this registration statement and in the registration statement on Form S-3 (File No. 333-47680) relating to this registration statement, have been audited by Odenberg, Ullakko, Muranishi & Co. LLP, independent registered public accounting firm, as set forth in their reports. These financial statements and management's assessment are incorporated by reference in reliance on Odenberg, Ullakko, Muranishi & Co. LLP's reports, given  ontheir authority as experts in accounting and auditing.  The report of Odenberg, Ullakko, Muranishi & Co. LLP on the financial statements included in the Annual Report (Form 10-K) of Avigen, Inc. includes an explanatory paragraph that states that the cumulative statements of operations, stockholders' equity and cash flows for the period from inception (October 22, 1992) through December 31, 2005 were audited by other auditors. The report of Odenberg, Ullakko, Muranishi & Co.  LLP  insofar as it relates to the amounts included for the period from October 22, 1992 to December 31, 2005, is based solely on the report of the other auditors.

     Ernst & Young LLP, our previous independent registered public accounting firm , has audited our financial statements for the two years ended December 31, 2005 included in our Annual Report on Form 10-K as of December 31, 2006 as set forth in their report, which is incorporated by reference in this registration statement and in the registration statement on Form S-3 (File No. 333-47680) relating to this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on April 25, 2007.

AVIGEN, INC.

By:	/s/ KENNETH CHAHINE
Kenneth Chahine, Ph.D., J.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH CHAHINE	President, Chief Executive Officer	April 25, 2007
Kenneth G. Chahine, J.D., Ph.D.	and Director
(Principal Executive Officer)

/s/ ANDREW SAUTER	Vice President, Finance	April 25, 2007
Andrew Sauter	(Principal Financial and Accounting
Officer)

/s/ STEPHEN DILLY	Director	April 25, 2007
Stephen Dilly, M.B.B.S., Ph.D.

/s/ ZOLA HOROVITZ	Chairman of the Board	April 25, 2007
Zola Horovitz, Ph.D.

/s/ YUICHI IWAKI	Director	April 25, 2007
Yuichi Iwaki, M.D., Ph.D.

	Director	April 25, 2007
Jan Öhrström, M.D.

	Director	April 25, 2007
John K.A. Prendergast, Ph.D.

/s/ DANIEL VAPNEK	Director	April 25, 2007
Daniel Vapnek, Ph.D.

	Director	April 25, 2007
Richard J. Wallace

EXHIBIT INDEX

Exhibit
Number	Description of the Document
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)